Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

PAULA Financial:

We consent to the incorporation by reference in the registration statements (No. 333-42627, No. 333-45517 and No. 333-65620) on Forms S-8 of PAULA Financial and subsidiaries of our report dated March 7, 2003 on the Company’s consolidated balance sheet as of December 31, 2002, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2002, and all related schedules, which report appears in the December 31, 2003 annual report on Form 10-K of PAULA Financial.

Our report refers to a change in accounting relating to the adoption of Statement of Financial Accounting Standards No. 141, “Business Combinations” and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” which changed the Company’s method of accounting for goodwill and other intangible assets effective January 1, 2002.

/s/ KPMG LLP

Los Angeles, California
March 26, 2004